Exhibit 99.1

AMENDMENT NO. 1 TO

COMMON STOCK PURCHASE AGREEMENT

This Amendment No. 1 to the Common Stock Purchase Agreement, dated as of September 21, 2010 (this “Amendment”), to the Common Stock Purchase Agreement dated as of August 4, 2008 (the “Purchase Agreement”) is entered into by and between ACADIA Pharmaceuticals Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), and Kingsbridge Capital Limited, an entity organized and existing under the laws of the British Virgin Islands (the “Investor”).

1. Reference to the Purchase Agreement; Definitions. Reference is made to the Purchase Agreement and, specifically, to Section 10.6 thereof entitled, “Amendment; No Waiver.” Capitalized terms used in the Amendment and not otherwise defined herein are used herein with the meanings defined in the Purchase Agreement.

2. Amendments to the Purchase Agreement. The Purchase Agreement is hereby amended as follows:

a. The definition of “Draw Down Discount Price,” as set forth in Article I of the Purchase Agreement, entitled, “Definitions,” is hereby deleted in its entirety and is replaced instead with the following new definition:

“Draw Down Discount Price” means (i) 88% of the VWAP on any Trading Day during a Draw Down Pricing Period when the VWAP equals or exceeds $0.90 but is less than or equal to $3.00, (ii) 90% of the VWAP on any Trading Day during the Draw Down Pricing Period when the VWAP exceeds $3.00 but is less than or equal to $7.00, (iii) 92% of the VWAP on any Trading Day during the Draw Down Pricing Period when the VWAP exceeds $7.00 but is less than or equal to $10.00, or (iv) 94% of the VWAP on any Trading Day during the Draw Down Pricing Period when the VWAP exceeds $10.00.

b. Section 3.6(b) of the Purchase Agreement is hereby deleted in its entirety and is replaced instead with the following new Section 3.6(b):

(b) For each Trading Day during a Draw Down Pricing Period on which the VWAP is less than the greater of (i) 90% of the Closing Price of the Company’s Common Stock on the Trading Day immediately preceding the commencement of such Draw Down Pricing Period, or (ii) $0.90, such Trading Day shall not be used in calculating the number of Shares to be issued in connection with such Draw Down, and the Draw Down Amount in respect of such Draw Down Pricing Period shall be reduced by one eighth (1/8th) of the initial Draw Down Amount specified in the Draw Down Notice. If trading in the Company’s Common Stock is suspended for any reason for more than three (3) consecutive or non-consecutive hours during trading hours on the Principal Market on any Trading Day during a Draw Down Pricing Period, such Trading Day shall not be used in calculating the number of Shares to be issued in connection with such Draw Down, and the Draw Down Amount in respect of such Draw Down Pricing Period shall be reduced by one eighth (1/8th) of the initial Draw Down Amount specified in the Draw Down Notice, if not previously reduced pursuant to the preceding sentence.

3. Miscellaneous. Except as otherwise set forth herein, the Purchase Agreement shall remain in full force and effect without change or modification. This Amendment shall be construed under the laws of the State of New York. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. This Amendment shall bind and inure to the benefit of the parties and their respective successors and assigns.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Common Stock Purchase Agreement to be signed and delivered by their respective duly authorized representative as of the date first written above.

KINGSBRIDGE CAPITAL LIMITED

By:	/s/ Antony Gardner-Hillman
Antony Gardner-Hillman, Director

ACADIA PHARMACEUTICALS INC.

By:	/s/ Thomas H. Aasen
Thomas H. Aasen
Executive Vice President, Chief Financial Officer and Chief Business Officer